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                                                                    Exhibit 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants

Sorrento Networks Corporation

San Diego, California

     We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 11, 2003 accompanying the financial statements of Sorrento Networks Corporation (the "Company") as of January 31, 2003 and 2002, and for each of the years ended January 31, 2003, 2002 and 2001, as included in the Company's Annual Report on Form 10-K for the year ended January 31, 2003, as amended, and to the reference to us under the heading "Experts" in the prospectus which is part of such Registration Statement.


                                                            /s/ BDO SEIDMAN, LLP
                                                            --------------------
                                                            BDO Seidman, LLP

Los Angeles, California
September 19, 2003